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                                                                      EXHIBIT 11

                          HARRAH'S ENTERTAINMENT, INC.
                       COMPUTATIONS OF PER SHARE EARNINGS

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
                                                                              YEAR ENDED DECEMBER 31,
                                                                   ---------------------------------------------
                                                                             1998            1997           1996
                                                                   --------------  --------------  -------------
Income before extraordinary losses...............................  $  121,717,000  $  107,522,000  $  98,897,000
Extraordinary losses, net........................................     (19,693,000)     (8,134,000)            --
                                                                   --------------  --------------  -------------
    Net income...................................................  $  102,024,000  $   99,388,000  $  98,897,000
                                                                   --------------  --------------  -------------
                                                                   --------------  --------------  -------------
BASIC EARNINGS PER SHARE
Weighted average number of common shares outstanding.............     100,231,327     100,618,139    102,598,281
                                                                   --------------  --------------  -------------
                                                                   --------------  --------------  -------------
BASIC EARNINGS PER COMMON SHARE
Income before extraordinary losses...............................  $         1.21  $         1.07  $        0.96
Extraordinary losses, net........................................           (0.19)          (0.08)            --
                                                                   --------------  --------------  -------------
    Net income...................................................  $         1.02  $         0.99  $        0.96
                                                                   --------------  --------------  -------------
                                                                   --------------  --------------  -------------
DILUTED EARNINGS PER SHARE
Weighted average number of common shares outstanding.............     100,231,327     100,618,139    102,598,281
  Additional shares based on average market price for period applicable to:
      Restricted stock...........................................         215,513          86,827             88
      Stock options..............................................       1,072,833         549,101      1,137,792
                                                                   --------------  --------------  -------------
                                                                   --------------  --------------  -------------
Average number of common and common equivalent shares
  outstanding....................................................     101,519,673     101,254,067    103,736,161
                                                                   --------------  --------------  -------------
                                                                   --------------  --------------  -------------
DILUTED EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
Income before extraordinary losses...............................  $         1.19  $         1.06  $        0.95
Extraordinary losses, net........................................           (0.19)          (0.08)            --
                                                                   --------------  --------------  -------------
    Net income...................................................  $         1.00  $         0.98  $        0.95
                                                                   --------------  --------------  -------------
                                                                   --------------  --------------  -------------
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